As filed with the Securities and Exchange Commission on February 5, 2015

Registration No. 333 –

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dave & Buster’s Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	5812	35-2382255
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2481 Mañana Drive

Dallas, Texas 75220

(214) 357-9588

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen M. King

Chief Executive Officer

Dave & Buster’s Entertainment, Inc.

2481 Mañana Drive

Dallas, Texas 75220

(214) 357-9588

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service

Copies to:

Corey R. Chivers, Esq. Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Marc D. Jaffe, Esq. Ian D. Schuman, Esq. Latham & Watkins LLP 885 Third Avenue, Suite 1000 New York, New York 10022 (212) 906-1200 (Phone) (212) 751-4864 (Fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-201646

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.01 par value per share	690,000(1)	$29.50(2)	$20,355,000	$2,365.25

(1)	This amount is in addition to the 6,900,0000 shares of common stock registered under the registration statement originally declared effective on February 5, 2015 (File No. 333-201646) and includes shares of common stock that may be purchased by the underwriters under their option to purchase additional shares of common stock, if any.
(2)	Based on the public offering price of $29.50 per share.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation of Certain Information by Reference

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior registration statement on Form S-1 (Registration No. 333-201646), originally filed on January 22, 2015, as amended (together with its exhibits the “Prior Registration Statement”), which was declared effective on February 5, 2015. The Prior Registration Statement is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 5, 2015.

DAVE & BUSTER’S ENTERTAINMENT, INC.

By:	/s/ Stephen M. King

Name:	Stephen M. King
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 5, 2015.

Signature	Title

/s/ Stephen M. King Stephen M. King	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Brian A. Jenkins Brian A. Jenkins	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Alan J. Lacy	Chairman of the Board of Directors

* Tyler J. Wolfram	Director

* J. Taylor Crandall	Director

* Michael J. Griffith	Director

* Jonathan S. Halkyard	Director

* David A. Jones	Director

* Kevin M. Mailender	Director

* Kevin M. Sheehan	Director

*By:	/s/ Jay L. Tobin
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Weil Gotshal & Manges LLP (incorporated by reference to Exhibit 5.1 filed with Amendment No. 2 to the Prior Registration Statement).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in Prior Registration Statement).